UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

Effective December 17, 2013, the Third Amended and Restated Certificate of Incorporation (the “Charter”) of AMC Entertainment Holdings, Inc. (the “Company”) became effective, as contemplated by the Company’s prospectus (the “Prospectus”), dated December 17, 2013, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is deemed to be part of the Company’s Registration Statement on Form S-1 (File No. 333-190904), as amended (the “Registration Statement”). The Charter is filed herewith as Exhibit 3.1 and is incorporated herein by reference. The terms of the Charter are substantially the same as the terms set forth in the form previously filed as Exhibit 3.1 to the Registration Statement.

Item 8.01                                           Other Events.

On December 17, 2013, the Company announced that its initial public offering of 18,421,053 shares of its Class A common stock was priced at $18.00 per share. On December 23, 2013, the Company announced that it had closed its initial public offering and that the underwriters exercised their option to purchase an additional 2,631,579 shares of Class A Common Stock from the Company at the initial public offering price. The Company will use the net proceeds from the sale of shares to be sold by it as set forth in the Prospectus. A copy of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

3.1	Third Amended and Restated Certificate of Incorporation of AMC Entertainment Holdings, Inc., effective as of December 17, 2013
99.1	Press Release issued on December 17, 2013 of AMC Entertainment Holdings, Inc.
99.2	Press Release issued on December 23, 2013 of AMC Entertainment Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has du1y caused this report to be signed on its behalf by the undersigned hereunto du1y authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: December 23, 2013	By:	/s/ Kevin M. Connor
Kevin M. Connor
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

3.1	Third Amended and Restated Certificate of Incorporation of AMC Entertainment Holdings, Inc., effective as of December 17, 2013
99.1	Press Release issued on December 17, 2013 of AMC Entertainment Holdings, Inc.
99.2	Press Release issued on December 23, 2013 of AMC Entertainment Holdings, Inc.